Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS THIRD-QUARTER 2014 FINANCIAL RESULTS
Private Education Loan Originations of $3.5 Billion Year-to-Date Driven by $1.6 Billion Third-Quarter Originations
Private Education Loan Portfolio Grows to $7.8 Billion, Up 26 Percent Year-over-Year
Net Interest Income Up 23 Percent from Year-Ago Quarter
Company Achieves Next Major Spin-Off Milestone by Launching Its Own Customer Service Operation

NEWARK, Del., Oct. 22, 2014 — Sallie Mae (NASDAQ: SLM), formally SLM Corporation, today released third-quarter 2014 financial results that reflected increases in private education loan originations, portfolio size and net interest income. The company has originated $3.5 billion in private education loans in the first three quarters of the year, up 8 percent from the same period last year. At Sept. 30, 2014, the private education loan portfolio totaled $7.8 billion, a 26-percent increase from last year.
"In the third quarter, we continued to realize important pieces of our business model, which included the execution of a successful asset sale and the strengthening of our customer franchise,” said Raymond Quinlan, Chairman and CEO. “I am delighted to report that last week we successfully completed the conversion to our new Sallie Mae Bank customer service platform.  The foundation is in place to continue to build our franchise and deliver a high quality customer experience.”
For the third-quarter 2014, GAAP net income was $83 million ($.18 diluted earnings per share), up from $49 million ($.11 diluted earnings per share) in the year-ago quarter. The year-over-year increase was attributable to a $42 million increase in gains on sales of loans and a $27 million increase in net interest income. These gains were partially offset by a $17 million operating expense increase. The company sold $1.1 billion of loans in Aug. 2014 for a gain of $86 million.
Core earnings for the quarter were $79 million ($.17 diluted earnings per share), compared with $49 million ($.11 diluted earnings per share) in the year-ago quarter. Sallie Mae provides core basis earnings because management believes its derivatives are effective economic hedges, and, as such are a critical element of its interest rate risk management strategy, and, consequently, it is one of several measures used to evaluate management performance. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts that are recognized in GAAP, but not in core earnings results. Third-quarter 2014 GAAP results included $7 million of pre-tax gains from derivative accounting treatment that are excluded from core earnings results, versus none in the year-ago period.
Net interest income increased 23 percent from the year-ago quarter to $144 million, as a result of a $1.6 billion increase in average private education loans outstanding. Net interest margin was 5.25 percent compared with 5.14 percent in the year-ago quarter.
Third-quarter 2014 private education loan portfolio results vs. third-quarter 2013 included:

•	Loan originations of $1.6 billion, up 8 percent.

•	Average yield on the private education loan portfolio was 8.20 percent compared with 8.22 percent.

•	Provision for loan losses was $15 million, down from $19 million.

•	Loans in forbearance were 1.63 percent of loans in repayment and forbearance.

•	Delinquencies as a percentage of private education loans in repayment were 1.31 percent.

Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines to be considered well capitalized. At Sept. 30, 2014, Sallie Mae Bank’s regulatory capital ratios were as follows:
Sept. 30, 2014        Well Capitalized Regulatory Requirements
Tier 1 leverage            12.3 percent             5.0 percent
Tier 1 risk-based capital        15.7 percent             6.0 percent
Total risk-based capital        16.5 percent            10.0 percent

There was an additional $431 million of capital at SLM Corporation at Sept. 30, 2014.

Deposits
Deposits at Sallie Mae Bank totaled $9.7 billion at Sept. 30, 2014, compared with $9.3 billion at Dec. 31, 2013. The increase was primarily driven by an increase in money market accounts. The percentage of brokered deposits to total deposits decreased to 54 percent at Sept. 30, 2014, from 59 percent at Sept. 30, 2013.
Operating Expenses
Operating expenses were $87 million in third-quarter 2014 (including $14 million of reorganization expenses), compared with $70 million of operating expenses in the year-ago quarter.
Guidance
The company expects 2014 results to be as follows:

•	Full-year private education loan originations of $4 billion.

•	Full-year operating expenses of $312 million, including $32 million of reorganization expenses.

•	Provision for private education loan losses of approximately $35 million in the fourth quarter of the year.

•	Full-year diluted core earnings per share between $.42 and $.43.
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For additional information regarding these financial results, see the third-quarter 2014 Form 10-Q at www.sec.gov/edgar.
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Definitions for capitalized terms in this document can be found in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 (filed with the SEC on Feb. 19, 2014). Certain reclassifications have been made to the balances as of and for the three months and nine months ended Sept. 30, 2013, to be consistent with classifications adopted for 2014, and had no effect on net income, total assets or total liabilities.
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Sallie Mae will host an earnings conference call tomorrow, Oct. 23, 2014, at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 15376310 starting at 7:45 a.m. EDT. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call via the company’s website will be available approximately two hours after the call’s conclusion. A telephone replay may be accessed approximately two hours after the call’s conclusion through Nov. 5, 2014, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 15376310.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 (filed with the SEC on Feb. 19, 2014) and the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2014; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; failures of its operating systems or infrastructure, including those of third-party vendors; failure to implement the recently executed separation of the company into two separate publicly traded companies, including failure to transition its origination and servicing operations as planned, increased costs in connection with being a stand-alone company, and failure to achieve the expected benefits of the separation; damage to its reputation; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets vs. its funding arrangements; and changes in general economic conditions. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in its expectations.
In connection with the Navient spin-off, the company conformed its policy with that of Sallie Mae Bank to charge off loans after 120 days of delinquency. The company also changed its loss confirmation period from two years to one year to reflect both the shorter charge-off policy and its related servicing practices. Prior to the spin-off, Sallie Mae Bank sold all loans past 90 days delinquent to an affiliate of what is now Navient Corporation. Post-spin-off, sales of delinquent loans to Navient Corporation have been significantly curtailed. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.
The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts. These are recognized in GAAP but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Key Financial Measures -‘Core Earnings’” in the company’s Form 10-Q for the quarter ended Sept. 30, 2014 for a further discussion and a complete reconciliation between GAAP net income and “Core Earnings.”
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Sallie Mae (NASDAQ: SLM) is the nation’s No. 1 financial services company specializing in education. Whether college is a long way off or just around the corner, Sallie Mae turns education dreams into reality for American families. With products and services that include Upromise rewards, scholarship search and planning tools, private education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
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Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@SallieMae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com
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SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$1,570,378	$2,182,865
Available-for-sale investments at fair value (cost of $155,136 and $106,977, respectively)	153,893	102,105
Loans held for investment (net of allowance for losses of $65,715 and $68,081, respectively)	9,095,373	7,931,377
Other interest-earning assets	52,191	4,355
Accrued interest receivable	453,522	356,283
Premises and equipment, net	78,806	74,188
Acquired intangible assets, net	3,733	6,515
Tax indemnification receivable	253,681	—
Other assets	53,375	48,976
Total assets	$11,714,952	$10,706,664

Liabilities
Deposits	$9,173,022	$9,001,550
Income taxes payable, net	283,118	162,205
Upromise related liabilities	296,594	307,518
Other liabilities	143,790	69,248
Total liabilities	9,896,524	9,540,521

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized
Series A: 3.3 million and 0 shares issued, respectively, at stated value of $50 per share	165,000	—
Series B: 4 million and 0 shares issued, respectively, at stated value of $100 per share	400,000	—
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 424 million and 0 shares issued, respectively	84,777	—
Additional paid-in capital	1,078,501	—
Navient's subsidiary investment	—	1,164,495
Accumulated other comprehensive (loss) income (net of tax (benefit) expense of $(1,275) and ($1,849), respectively)	(1,852)	(3,024)
Retained earnings	98,210	—
Total SLM Corporation stockholders' equity before treasury stock	1,824,636	1,161,471
Less: Common stock held in treasury at cost: 1 million and 0 shares, respectively	(6,208)	—
Noncontrolling interest	—	4,672
Total equity	1,818,428	1,166,143
Total liabilities and equity	$11,714,952	$10,706,664

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Loans	$164,106	$131,030	$486,379	$384,811
Investments	2,917	5,826	6,121	17,450
Cash and cash equivalents	1,180	837	3,145	2,608
Total interest income	168,203	137,693	495,645	404,869
Interest expense:
Deposits	24,177	20,849	67,801	64,857
Other interest expense	—	61	41	110
Total interest expense	24,177	20,910	67,842	64,967
Net interest income	144,026	116,783	427,803	339,902
Less: provisions for loan losses	14,898	20,404	55,071	40,081
Net interest income after provisions for loan losses	129,128	96,379	372,732	299,821
Noninterest income:
Gains on sales of loans, net	85,147	43,434	120,963	192,097
Gains (losses) on derivatives and hedging activities, net	5,401	297	(4,821)	855
Other	5,461	9,416	28,826	25,880
Total noninterest income	96,009	53,147	144,968	218,832
Expenses:
Compensation and benefits	31,597	26,031	92,931	82,616
Other operating expenses	40,482	42,509	103,226	113,111
Total operating expenses	72,079	68,540	196,157	195,727
Acquired intangible asset impairment and amortization expense	1,150	1,657	4,145	3,085
Restructuring and other reorganization expenses	14,079	—	27,828	107
Total expenses	87,308	70,197	228,130	198,919
Income before income tax expense	137,829	79,329	289,570	319,734
Income tax expense	54,903	30,272	115,502	122,011
Net income	82,926	49,057	174,068	197,723
Less: net loss attributable to noncontrolling interest	—	(333)	(434)	(1,020)
Net income attributable to SLM Corporation	82,926	49,390	174,502	198,743
Preferred stock dividends	4,850	—	8,078	—
Net income attributable to SLM Corporation common stock	$78,076	$49,390	$166,424	$198,743

Basic earnings per common share attributable to SLM Corporation	$0.18	$0.11	$0.39	$0.45
Average common shares outstanding	423,079	436,109	424,187	442,208
Diluted earnings per common share attributable to SLM Corporation	$0.18	$0.11	$0.38	$0.44
Average common and common equivalent shares outstanding	431,604	444,939	432,324	450,437

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013

“Core Earnings” adjustments to GAAP:

GAAP net income attributable to SLM Corporation	$82,926	$49,390	$174,502	$198,743
Preferred stock dividends	4,850	—	8,078	—
GAAP net income attributable to SLM Corporation common stock	$78,076	$49,390	$166,424	$198,743

GAAP net income attributable to SLM Corporation	$82,926	$49,390	$174,502	$198,743

Adjustments:
Net impact of derivative accounting(1)	(6,571)	49	1,684	118
Net tax effect(2)	2,623	(19)	(672)	(45)
Total “Core Earnings” adjustments to GAAP	(3,948)	30	1,012	73

“Core Earnings”	$78,978	$49,420	$175,514	$198,816

GAAP diluted earnings per common share	$0.18	$0.11	$0.38	$0.44
Derivative adjustments, net of tax	(0.01)	—	0.01	—
“Core Earnings” diluted earnings per common share	$0.17	$0.11	$0.39	$0.44
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(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.